UNITED STATES
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Quest Diagnostics Incorporated

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Quest Diagnostics

Say on Pay Proposal
May 1, 2012

Vote YES for the Company's 2012 Say-on-Pay Proposal

The Board recommends that
the Company's shareholders vote YES for the Company's 2012 Say-on-Pay Proposal.

The Company's Board of Directors firmly believes that our executive compensation program is designed to pay for performance and aligns the interests of the
Company's shareholders and executive officers.

The Board has been responsive to shareholder concerns, including those regarding executive compensation

Strong Governance Policies and Practices

The Company has strong corporate governance policies and practices and executive compensation policies and programs, and listens to the concerns of its shareholders

Minimum shareholding requirements for all directors and executive officers

Prohibit officers and directors from hedging the Company's stock

Adopted majority voting in director elections

Solicited shareholder opinion regarding possible Board de-classification

Modified long-term compensation metrics to better align with shareholder value creation

Completed change in leadership by appointing Stephen H. Rusckowski as our new
President and Chief Executive Officer, effective May 1, 2012

Separated the positions of Chairman and Chief Executive Officer and appointed the Company's Lead Independent Director, Daniel C. Stanzione, Ph.D., as our new
non-executive Chairman, effective May 1, 2012

Focused on increasing shareholder returns through improved operating performance and disciplined capital deployment.

Executive Compensation: Pay for Performance; Responsive to Shareholders

The Company's executive compensation program emphasizes pay for performance, and has addressed shareholder concerns.

The Company delivered 8.3% in total shareholder returns in 2011, and outperformed the broader market and our principal competitors.

Our annual incentive bonuses are highly sensitive to Company performance

During the seven-year period from 2005 to 2011, annual incentive bonuses have ranged from 64% of target (in 2010) to 148% of target (in 2006).

We are responsible in the Company's use of equity as long-term incentive compensation.

Starting in 2012, 80% of our equity awards are performance-based, either because they have value only if the market price of our stock increases (stock options)
or because they are paid only if we achieve performance targets over a three-year performance cycle (performance shares). Previously, 67% of the equity awards were performance-based.

In 2012, we reduced the value of equity grants made to executive officers for the second consecutive year.

The number of shares issued in connection with our equity plans is modest as a percentage of total shares outstanding.

Executive Compensation: Pay for Performance; Responsive to Shareholders
(continued)

In 2011, both ISS and Glass Lewis recommended that shareholders support our Say on Pay proposal, and our shareholders approved the executive compensation program by an affirmative vote of over 93%. Since then, we have further aligned the interests of our executives and our shareholders

We changed the allocation of long-term equity awards for executive officers to enhance pay and performance alignment. Each award now consists of:

40% performance shares

40% stock options

20% restricted stock units

We adopted new performance metrics, which are highly correlated with shareholder value, for our performance share awards,.

50% based on Average Return on Invested Capital

50% based on Revenue Growth

We eliminated single trigger or modified single trigger protection in the event of a change in control

We eliminated tax gross-ups for all new employees, including our new CEO, and all new compensation programs

No executive has a supplemental retirement plan (SERP)

Executive Compensation: Pay for Performance; Responsive to Shareholders

The Company's employment agreement with our new CEO emphasizes pay for performance and is responsive to shareholder concerns.

Significantly reduced base salary, short-term incentive target and long term equity award, compared to prior CEO

No SERP for Mr. Rusckowski

No special terms for equity awards: Mr. Rusckowski will participate in our equity incentive plans on the same terms and conditions as our other executive officers.

Mr. Rusckowski will participate in our Executive Officer Severance Plan on largely the same terms and conditions as our other executive officers.

No tax gross-ups: Mr. Rusckowski will not be entitled to a tax gross-up payment.

Double trigger change-in-control provision for cash severance payments

No long-term guarantees, and no excessive perquisites.

Modest sign-on awards: Mr. Rusckowski is only entitled to keep his sign-on awards if he stays with the Company over time

Shareholder Focus

Our Board of Directors and management are focused on increasing shareholder returns and returns on invested capital through a framework that encompasses improved operating performance and disciplined capital deployment.

We are taking steps to accelerate organic revenue growth and to reduce our operating costs. To this end, we have launched a program to reduce our operating costs by $500 million by the end of 2014.

The framework is grounded in maintaining an investment grade credit rating. In
2012, we plan to use the majority of our free cash flow to reduce outstanding debt and achieve a debt/EBITDA ratio in the range of 2-2.25 times.

Upon achieving our targeted leverage ratio, we expect to return a majority of our free cash flow to investors through a combination of dividends and share repurchases. In January 2012, we increased our quarterly common stock dividend by 70%, from $.10 per share to $.17 per share.

We will continue to invest in our business in a disciplined manner which should require significantly less capital than in recent years.

ISS and Glass Lewis Say-on-Pay Recommendations NOT Supported by Facts

We made numerous changes to our executive compensation program to further increase alignment with
shareholders; our new CEO employment
agreement is consistent with best practices.

ISS and GL reports focus on the Company's past arrangements with Dr. Mohapatra
(who is no longer with the Company) and unfairly criticize the Company's arrangement with Mr. Rusckowski.

ISS' contention that we are seeking over 7 years of stock capacity is wrong. We estimate that the shares requested for our amended stock plan will be sufficient for 3-4 years and that shareholders will again have the opportunity to vote on our stock plan at that time.

Adequate weight has not been given to our strong 2011 performance, which served as a primary driver for 2011 executive pay.

Conclusion

Vote FOR the Advisory Vote to Approve Named Executive Officer Compensation.

Our Board of Directors has demonstrated its commitment to strong corporate governance and has named a highly qualified, new CEO whose compensation is lower than the prior CEO and whose employment arrangements address shareholder concerns.

Our Compensation Committee has taken numerous actions in 2011 and 2012 to enhance the alignment of the Company's pay and performance.

Our Board of Directors is focused on increasing shareholder returns and returns on invested capital, improving the Company's operating performance and deploying capital in a disciplined manner.

The proxy advisory firms' recommendations regarding the Company's Say-on-Pay proposal are not supported by the facts.